FOURTH AMENDMENT TO PILGRIM POWER SALE AGREEMENT
BETWEEN BOSTON EDISON COMPANY AND MONTAUP ELECTRIC COMPANY


Boston Edison Company ("Boston Edison") and Montaup Electric Company ("Montaup") (Boston Edison and Montaup referred to hereafter as "Party" or "Parties" as the context requires) hereby enter into this Agreement dated this 9 day of March, 1999.

RECITALS

        WHEREAS, Boston Edison owns a nuclear power plant in Plymouth, Massachusetts called Pilgrim Unit 1;

        WHEREAS, Boston Edison and Montaup are parties to an agreement dated August 1, 1972, as subsequently amended by agreements dated December 7, 1984 and December 21, 1989 providing for the sale of power by Boston Edison from Pilgrim Unit I to Montaup ("Power Sale Agreement");

        WHEREAS, Boston Edison contemplates the sale of Pilgrim Unit I without assigning the aforesaid Power Sale Agreement to the buyer pursuant to the terms and conditions of a certain purchase and sale agreement (the "Purchase and Sale Agreement") dated November 18, 1998 by and between Boston Edison and Entergy Nuclear Generation Company ("Entergy" or "Buyer");

        WHEREAS, Boston Edison and Montaup contemplate that in connection with such sale a substitute power purchase agreement between Montaup and Buyer will be necessary;

        WHEREAS, in connection with the forgoing Boston Edison and Montaup have entered into a Third Amendment (the "Third Amendment") to the Power Sale Agreement dated November 18, 1998;

        WHEREAS, Boston Edison and Montaup wish to amend the provisions of such Third Amendment.

        NOW, THEREFORE, Boston Edison and Montaup hereby amend the provisions of the Third Amendment and the Power Sale Agreement as follows:

        1. Definitions. Capitalized terms used herein and not otherwise defined shall have the defined meanings assigned to such terms in the Third Amendment.


        Fourth Amendment to Pilgrim Power Sale Agreement Between
        Boston Edison Company and Montaup Electric Company


        2. Accelerated Closing. In the event that all of the conditions to the closing of the sale of Pilgrim Unit I to Entergy specified in the Purchase and Sale Agreement have been satisfied and the parties to the Purchase and Sale Agreement are in a position to close such sale on or before May 1, 1999, and all of the conditions to the Effective Date of the Third Amendment have been satisfied other than Section 10(f) thereof, Boston Edison and Montaup agree as follows:

            (i) The condition to the effectiveness of the Third Amendment specified in Section 10(f) of the Third Amendment shall be deemed waived by Montaup.

           (ii) Notwithstanding anything to the contrary in the Third Amendment, Boston Edison waives the right to payment on the Effective Date of the amounts to be paid by Montaup to Boston Edison under Sections 2 and 3 of the Third Amendment, net of the amount to be credited to Montaup under Section I of the Third Amendment (such net amount hereinafter referred to as the "Deferred Amount") and Montaup agrees to pay such Deferred Amount to Boston Edison as provided in subsection (iii) below.

          (iii) Montaup agrees to pay to Boston Edison the full amount of the Deferred Amount no later than June 30, 2000. Montaup agrees to use commercially reasonable efforts to increase its short-term credit facilities and obtain any required regulatory approvals, and to use such increase to pre-pay a significant portion of the Deferred Amount, not to exceed $80 million, on or before the date that is 90 days following the Effective Date, and on or as soon after January 1, 2000 as is reasonably practical, to pre-pay the remaining portion of the Deferred Amount. Montaup agrees to pay interest on the unpaid balance of the Deferred Amount at an annual rate of 6%. Interest will be payable in arrears on the first day of each month following the Effective Date, commencing on the first day of the first full month following the Effective Date. Any accrued and unpaid interest on any portion of the Deferred Amount that is pre-paid by Montaup will be due and payable on the date of an y such pre-payment.

3. Miscellaneous. Except as expressly provided herein, the Third Amendment shall remain in full force and effect.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized representatives as of the date first above written.

Fourth Amendment to Pilgrim Power Sale Agreement Between
Boston Edison Company and Montaup Electric Company

BOSTON EDISON COMPANY

By:  /s/Douglas  S. Horan
Name:   Douglas  S. Horan
Title:  Senior Vice President and General Counsel



MONTAUP ELECTRIC COMPANY
By: /s/Kevin A. Kirby
Name:  Kevin A. Kirby
Title:  Vice President